Upland Software Announces Proposed Public Offering of Common Stock

AUSTIN, Texas, August 10, 2020 -- Upland Software, Inc. (Nasdaq: UPLD) ("Upland"), a leader in cloud-based tools for digital transformation, today announced that it intends to offer and sell up to 3,500,000 shares of its common stock in an underwritten public offering. In addition, Upland intends to grant the underwriters a 30-day option to purchase up to an additional 525,000 shares of its common stock at the public offering price, less underwriting discounts and commissions. All shares in the offering are to be issued and sold by Upland. The offering is subject to market and other conditions, and there can be no assurance that the offering will be completed.

Upland intends to use the net proceeds of the offering to continue its acquisition strategy and for general corporate purposes.

Credit Suisse is acting as lead book-running manager for the offering. A registration statement (including a base prospectus) and a preliminary prospectus supplement relating to the securities have been filed with the Securities and Exchange Commission ("SEC"). The registration statement became effective immediately upon its filing on August 10, 2020. The offering is being made only by means of a prospectus supplement (including the accompanying base prospectus) and will be available on the SEC's website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus may be obtained from Credit Suisse Securities (USA) LLC; By mail: Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, United States; By phone: 1-800-221-1037; By e-mail: usa.prospectus@credit-suisse.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of these securities under the securities laws of any such state or jurisdiction.

About Upland Software, Inc.
Upland Software (Nasdaq: UPLD) is a leader in cloud-based tools for digital transformation. The Upland Cloud enables thousands of organizations to engage with customers on key digital channels, optimize sales team performance, manage projects and IT costs, and automate critical document workflows. As of the date of this release, Upland has more than 10,000 customers with over 1,000,000 users across a broad range of industries, including financial services, retail, technology, manufacturing, legal, education, consumer goods, media, telecommunications, government, non-profit, food and beverage, healthcare and life sciences. The Upland Cloud is backed by a 100% customer success commitment and the UplandOne platform, which puts customers at the center of everything Upland does. To learn more, visit www.uplandsoftware.com.

Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
833-875-2631

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our proposed offering, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe,"

"expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: the uncertainties related to whether Upland will be able to raise capital through the sale of shares of common stock; the final terms of the proposed offering, market and other conditions; the satisfaction of customary closing conditions related to the proposed public offering; and the impact of general economic, public health, industry or political conditions in the United States or internationally. These and other risks are described in greater detail under the caption "Risk Factors" included in Upland's (i) Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020, (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 7, 2020, and (iii) preliminary prospectus supplement filed with the SEC on August 10, 2020 in relation to the offering described above, and other filings Upland may make with the SEC in the future. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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